Independent Auditors' Report

To the Shareholders and Board of Directors of the Vantagepoint Funds:

We have audited the accompanying statements of assets and liabilities, including the schedule of investments, of the Vantagepoint Funds (the "Company ")(Collectively the "Funds ") consisting of Vantagepoint Money Market Fund, Vantagepoint Income Preservation Fund, Vantagepoint US Government Securities Fund, Vantagepoint Asset Allocation Fund, Vantagepoint Equity Income Fund, Vantagepoint Growth &Income Fund, Vantagepoint Growth Fund, Vantagepoint Aggressive Opportunities Fund, Vantagepoint International Fund, Vantagepoint Core Bond Index Fund, Vantagepoint 500 Stock Index Fund, Vantagepoint Broad Market Index Fund, Vantagepoint Mid/Small Company Index Fund, Vantagepoint Overseas Equity Index Fund, Vantagepoint Model Portfolio Savings Oriented Fund, Vantagepoint Model Portfolio Conservative Growth Fund, Vantagepoint Model Portfolio Traditional Growth Fund, Vantagepoint Model Portfolio Long-Term Growth Fund, and Vantagepoint Model Portfolio All-Equity Growth Fund as of December 31, 2001,and the related statements of operations and changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Company 's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31,2000 and the financial highlights for each of the four years in the period ended December 31,2000 were audited by other auditors whose report dated February 12,2001,expressed an unqualified opinion on such statement and financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31,2001,by correspondence with the custodian and brokers; where replies were not received from brokers we performed alternative procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements and financial highlights referred to above present fairly, in all material aspects, the financial position of aforementioned funds as of December 31,2001,the results of their operations, changes in net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte &Touche LLP
Boston, Massachusetts
February 22, 2002